EXHIBIT 99.1

Contacts:

URS Corporation	Citigate Sard Verbinnen

Kent P. Ainsworth Executive Vice President & Chief Financial Officer OR David C. Nelson Vice President, Investor Relations (415) 774-2700	Hugh Burns/Jamie Tully (212) 687-8080

URS CORPORATION REPORTS FOURTH QUARTER
AND YEAR-END RESULTS FOR FISCAL 2004

Repaid $271 Million in Debt during the Fiscal Year, Reducing
Debt to Total Capital Ratio From 52% to 34%

Provides Earnings Guidance For Fiscal 2005

     SAN FRANCISCO, CA – January 13, 2005 – URS Corporation (NYSE: URS) today reported revenues of $907.4 million for the fiscal 2004 fourth quarter ended October 31, 2004, an increase of 8% from the $838.1 million in revenues reported for the fourth quarter of fiscal 2003. Net income was $26.1million, compared to $19.5 million for the corresponding fourth quarter of fiscal 2003. Earnings per share (“EPS”) of $0.59, fully diluted, was in line with the Company’s guidance and compares with EPS of $0.57 per share, fully diluted, for the fiscal 2003 fourth quarter.

     For the fiscal year ended October 31, 2004, revenues increased 6% to $3.382 billion from $3.187 billion for the fiscal year ended October 31, 2003. Net income was $61.7 million, or $1.53 per share, fully diluted, compared to $58.1 million or $1.76 per share, fully diluted, in fiscal 2003. Net income for fiscal 2004 included a previously announced pre-tax charge of $28.2 million, or $0.36 per diluted share, which was taken in the third and fourth quarters of fiscal 2004. The charge related to the Company’s note redemptions of $260.0 million.

     Weighted-average shares outstanding for fiscal 2004 for the purposes of calculating diluted EPS were 40.4 million compared to 32.5 million weighted-average shares outstanding for fiscal 2003. The increase was primarily due to the Company’s April 2004 public stock offering and to additional shares issued pursuant to the Company’s stock option and purchase plans.

     During fiscal 2004, the Company generated operating cash flow of $109 million and repaid $271 million of debt by using $185 million of proceeds received from its public stock offering and $86 million from its operating cash flow. As a result, the Company’s debt to total capitalization ratio improved to 34% at October 31, 2004, from 52% at October 31, 2003.

     As of October 31, 2004, the Company’s backlog was $3.823 billion, compared to $3.662 billion as of October 31, 2003.

     Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “Our results for both the fourth quarter and the fiscal year were in line with our guidance and reflect the continued strength of the federal business, as well as our continued ability to mitigate the effect of slowdowns in the state and local government and private sector markets. Despite the continued softness in these two markets during much of 2004, we were able to generate strong cash flow, substantially reduce our leverage, and deliver consistent financial results throughout the year. We ended the year as a significantly stronger company overall and are well positioned for the future.”

     Mr. Koffel continued: “The combination of our public stock offering and continued success in generating cash flow during the year allowed us to achieve our goal of reducing our debt to total capitalization ratio to below 40% well ahead of schedule. Looking forward, we believe our continued strong cash generation will enable us to pay down an additional $80 million during fiscal 2005.”

Business Segments

     In addition to providing consolidated financial results, URS provided separate financial information for its two segments, the URS Division and the EG&G Division:

     URS Division. For the fourth quarter of fiscal 2004, the URS Division reported revenues of $589.9 million and operating income of $45.8 million. For the 2004 fiscal year, the URS Division reported revenues of $2.255 billion and operating income of $167.5 million.

     EG&G Division. For the fourth quarter of 2004, the EG&G Division reported revenues of $317.9 million and operating income of $13.3 million. The EG&G Division had revenues of $1.130 billion and operating income of $54.8 million for the 2004 fiscal year.

Earnings Outlook

     As previously announced, effective January 1, 2005, URS will begin reporting its financial results on a 52/53-week fiscal year ending on the Friday closest to December 31, with interim quarters ending on the Fridays closest to March 31, June 30 and September 30. The period from November 1, 2004 through December 31, 2004 will be treated as a separate reporting period, for which the Company expects to issue a press release and file a transition report on Form 10-Q on February 8, 2005. The Company expects that its financial results for this unique transition period will be affected by seasonal factors including winter weather and the costs associated with the holidays that fall during this period.

     For the fiscal year that will end on December 30, 2005, the Company expects revenues of approximately $3.6 billion. Assuming it meets this revenue expectation, the Company expects that net income will be approximately $94 million and EPS will be approximately $2.10 for fiscal 2005. In addition, the Company has indicated that it expects 2005 first quarter EPS will be between 19% and 23% of the Company’s full year 2005 EPS guidance of $2.10. This EPS guidance does not include the potential impacts of Statement of Financial Accounting Standards 123 (Revised) (“FAS 123R”) “Share-Based Payment,” which requires that the costs resulting from share-based payment transactions be recognized in the financial statements. FAS 123R becomes effective for the Company on July 1, 2005.

     URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for transportation, commercial/industrial, facilities, environmental, water/wastewater, homeland security, installations and logistics, and defense systems. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 27,500 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining and forest products industries (www.urscorp.com).

Web cast Information

     URS will host a dial-in conference call on Friday, January 14, 2005 at 11:00 a.m. (EST) to discuss its fourth quarter and year-end fiscal 2004 results. A live web cast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

TABLES TO FOLLOW

# # #

Statements contained in this earning release that are not historical facts may constitute forward-looking statements, including statements relating to the Company’s revenue, debt repayment and earnings projections. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted. The potential risks and uncertainties include, but are not limited to: the ongoing economic downturn; the Company’s ability to comply with government contract procurement regulations; changes in the Company’s book of business; the Company’s dependence on government appropriations and procurements; the Company’s ability to profitably execute its contracts and guarantees; the Company’s leveraged position; the Company’s ability to service its debt; liability for pending and future litigation; the impact of changes in laws and regulations; the Company’s ability to maintain adequate insurance coverage; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; risks associated with international operations; the Company’s ability to successfully integrate its accounting and project management software; the Company’s relationship with its labor unions; and other factors discussed more fully in the Company’s Form 10-K for the fiscal year ended October 31, 2004, as well as in other reports subsequently filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	October 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$32,299	$15,508
Accounts receivable, including retainage of $41,382 and $42,617, respectively	575,939	525,603
Costs and accrued earnings in excess of billings on contracts in process	413,391	393,670
Less receivable allowances	(37,292)	(33,106)

Net accounts receivable	952,038	886,167
Deferred income taxes	16,612	13,315
Prepaid expenses and other assets	21,043	24,675

Total current assets	1,021,992	939,665
Property and equipment at cost, net	143,212	150,553
Goodwill	1,004,680	1,004,680
Purchased intangible assets, net	8,244	11,391
Other assets	53,654	61,323

	$2,231,782	$2,167,612

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$41,619	$23,885
Accounts payable and subcontractors payable, including retainage of $13,414 and $7,409, respectively	177,322	171,967
Accrued salaries and wages	153,175	125,773
Accrued expenses and other	83,831	79,854
Billings in excess of costs and accrued earnings on contracts in process	79,474	83,002

Total current liabilities	535,421	484,481
Long-term debt	502,118	788,708
Deferred income taxes	31,477	32,926
Other long-term liabilities	95,542	96,424

Total liabilities	1,164,558	1,402,539

Commitments and contingencies Stockholders’ equity:
Common stock, par value $.01; authorized 100,000 shares; 43,593 and 33,668 shares issued, respectively; and 43,542 and 33,616 shares outstanding, respectively	435	336
Treasury stock, 52 shares at cost	(287)	(287)
Additional paid-in capital	727,134	487,824
Accumulated other comprehensive income (loss)	395	(906)
Retained earnings	339,547	278,106

Total stockholders’ equity	1,067,224	765,073

	$2,231,782	$2,167,612

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Oct 31,		Oct 31,
	2004	2003	2004	2003
	(unaudited)
Revenues	$907,435	$838,081	$3,381,963	$3,186,714
Direct operating expenses	581,331	523,999	2,140,890	2,005,339

Gross profit	326,104	314,082	1,241,073	1,181,375
Indirect, general and administrative expenses	273,788	260,920	1,079,996	1,000,970

Operating income	52,316	53,162	161,077	180,405
Interest expense, net	10,437	20,658	59,833	83,571

Income before income taxes	41,879	32,504	101,244	96,834
Income tax expense	15,790	13,000	39,540	38,730

Net income	26,089	19,504	61,704	58,104
Other comprehensive income (loss):
Minimum pension liability adjustments, net of tax benefit	(2,189)	(1,896)	(2,189)	(1,896)
Foreign currency translation adjustments	1,947	2,944	3,490	6,122

Comprehensive income	$25,847	$20,552	$63,005	$62,330

Net income	$26,089	$19,504	$61,704	$58,104
Less: net income allocated to convertible participating preferred stockholders under the two-class method	—	—	—	894

Net income available to common stockholders	$26,089	$19,504	$61,704	$57,210

Net income per common share:
Basic	$.60	$.59	$1.58	$1,78

Diluted	$.59	$.57	$1.53	$1.76

Weighted-average common stock shares outstanding:
Basic	43,467	33,118	39,123	32,184

Diluted	44,595	34,011	40,354	32,538

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Years Ended
	October 31,		October 31,
	2004	2003	2004	2003
	(unaudited)
Cash flows from operating activities:
Net income	$26,089	$19,504	$61,704	$58,104

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,934	10,978	41,407	43,988
Amortization of financing fees	1,468	1,943	6,772	7,496
Costs incurred for extinguishment of debt	772	—	28,165	—
Provision for doubtful accounts	5,052	4,360	14,777	8,822
Deferred income taxes	(2,107)	19,790	(4,746)	18,790
Stock compensation	2,043	522	4,119	4,187
Tax benefit of stock compensation	147	(149)	4,117	12
Changes in assets and liabilities:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	(58,420)	(24,482)	(80,646)	41,846
Prepaid expenses and other assets	2,757	3,155	2,249	(1,047)
Accounts payable, accrued salaries and wages and accrued expenses	33,654	13,695	36,732	(12,126)
Billings in excess of costs and accrued earnings on contracts in process	5,960	(15,194)	(3,528)	(9,233)
Other long-term liabilities	(2,778)	(2,372)	(882)	226
Other, net	(2,387)	(102)	(910)	5,078

Total adjustments and changes	(3,905)	12,144	47,626	108,039

Net cash provided by operating activities	22,184	31,648	109,330	166,143

Cash flows from investing activities:
Capital expenditures, less equipment purchased through capital leases	(3,331)	(3,939)	(19,016)	(18,246)

Net cash used by investing activities	(3,331)	(3,939)	(19,016)	(18,246)

Cash flows from financing activities:
Principal payments on long-term debt	(10,983)	(35,442)	(298,950)	(118,413)
Borrowings of long-term debt	32	108	26,526	212
Net borrowings (payments) under the line of credit	(11,465)	—	5,249	(27,259)
Capital lease obligations payments	(3,478)	(1,228)	(14,643)	(14,594)
Short-term note borrowings	—	46	1,540	1,257
Short-term note payments	(49)	(28)	(1,580)	(1,413)
Proceeds from common stock offering, net of related expenses	—	—	204,286	—
Proceeds from sale of common shares from employee stock purchase plan and exercise of stock options	1,615	8,796	26,624	17,849
Call Premiums paid for debt extinguishment	(613)	—	(19,688)	—
Payment of financing fees	(87)	—	(2,887)	—

Net cash used by financing activities	(25,028)	(27,748)	(73,523)	(142,361)

Net increase (decrease) in cash and cash equivalents	(6,175)	(39)	16,791	5,536
Cash and cash equivalents at beginning of period	38,474	15,547	15,508	9,972

Cash and cash equivalents at end of period	$32,299	$15,508	$32,299	$15,508

Supplemental information:
Interest paid	$11,158	$15,205	$66,629	$63,414

Taxes paid	$5,217	$2,999	$36,797	$17,180

Equipment acquired through capital lease obligations	$1,720	$2,226	$11,098	$15,712

Conversion of Series D preferred stock to common stock	$—	$—	$—	$46,733

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF NET INCOME AND EARNINGS PER SHARE
BEFORE ACCOUNTING FOR CERTAIN TRANSACTIONS

     In our earnings release for the fiscal year ended October 31, 2004, we presented the earnings per share (“EPS”) impact of the charges related to the note redemptions during fiscal year 2004. The table below presents our EPS excluding the effects of (1) the additional 8 million shares resulting from the Company’s stock offering; (2) the $16 million charge, net of tax, related to the costs of the Company’s note redemptions; and (3) the $8 million, net of tax, in interest savings the Company realized during fiscal year 2004 as a result of the note redemptions. Net income and EPS amounts, excluding the effects of these items are not computed in accordance with generally accepted accounting principles (“GAAP”). We are providing these non-GAAP measures to demonstrate the effects of our common stock offering and the related changes in our capital structure in fiscal year 2004. These non-GAAP measures are used by investors to measure the underlying performance of our business. Net income and EPS excluding the effects of these items should not be used as a substitute for net income and earnings per share prepared in conformity with GAAP, or as a GAAP measure of profitability.

     Net income and EPS excluding the effects of the items mentioned above are calculated as follows:

		Weighted
		Average
		Shares	Earnings
	Net Income	Outstanding	per Share
	(In millions, except per share data)
Amounts excluding the effects below	$69	36	$1.92
Effect of public stock offering	—	40	(0.21)
Effect of charges related to note redemptions	(16)	44	(0.36)
Effect of interest savings due to note redemptions	8	44	0.18

Amounts reported under GAAP	$61	40	$1.53